Acknowledgement and Acceptance of Special Servicer

July 14, 2021

BY EMAIL

Wells Fargo Bank, National Association, as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS) — Benchmark 2020-B18

Email: cts.cmbs.bond.admin@wellsfargo.com; and

trustadministrationgroup@wellsfargo.com

RE:	Acknowledgment and Acceptance of Special Servicer;

Benchmark 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-B18

Ladies and Gentlemen:

Reference is made to (i) that certain Pooling and Servicing Agreement (the “PSA”) dated July 1, 2020, by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent, and Custodian, and Park Bridge Lender Services, LLC, as Operating Advisor and Asset Representations Reviewer, relating to Benchmark 2020-B18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2020-B18, (ii) that certain Co-Lender Agreement (the “420 Taylor Agreement”), dated July 31, 2020 between JPMorgan Chase Bank, National Association (Initial Note A-1 Holder) JPMorgan Chase Bank, National Association (Initial Note A-2 Holder), Citi Real Estate Funding Inc. (Initial Note A-3 Holder) and Citi Real Estate Funding Inc. (Initial Note A-4 Holder), (iii) that certain Agreement between Noteholders (the “Brass Professional Agreement”), dated July 31, 2020 between Goldman Sachs Bank USA (Initial Note A-1 Holder) and Goldman Sachs Bank USA (Initial Note A-2 Holder), (iv) that certain Agreement Between Noteholders (the “280 North Bernardo Agreement”), dated July 31, 2020, between DBR Investments Co. Limited (Initial Note A-1 Holder) and DBR Investments Co. Limited (Initial Note A-2 Holder), and (v) that certain Co-Lender Agreement (the “3000 Post Oak Agreement”) dated February 6, 2020 between JPMorgan Chase Bank, National Association (Initial Note A-1 Holder) and JPMorgan Chase Bank, National Association (Initial Note A-2 Holder). The 420 Taylor Agreement, the Brass Professional Agreement, the 280 North Bernardo Agreement and the 3000 Post Oak Agreement are collectively referred to as the (“Co-Lender Agreements”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the PSA or the Co-Lender Agreements, as applicable.

Pursuant to Sections 3.22(b) and 3.22(e) of the PSA, Section 7 of the 280 North Bernardo Agreement, the 420 Taylor Agreement, and the 3000 Post Oak Agreement, and Section 5 of the Brass Professional Agreement, the undersigned hereby agrees with all the other parties to the PSA that the

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

undersigned shall serve as Special Servicer under, and as defined in, the PSA and the Co-Lender Agreements, except that the undersigned shall not serve as Special Servicer for the Agellan Portfolio Whole Loan. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer shall be the date hereof. The undersigned hereby assumes and agrees to perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the PSA and the Co-Lender Agreements that arise on and after the Effective Date except with regards to the Agellan Portfolio Whole Loan. The undersigned hereby makes, as of the date hereof, the representations and warranties applicable to the Special Servicer set forth in Section 2.04(b) of the PSA mutatis mutandis with all references to “Agreement” in Section 2.04(b) of the PSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida.  The undersigned further represents and warrants that it is a Qualified Replacement Special Servicer.

LNR Partners, LLC’s address for notices pursuant to Section 12.05 of the PSA is as follows:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennet and Job Warshaw – BMARK 2020-B18

Facsimile number (305) 695-5601

E-mail: LNR.CMBS.Notices@lnrproperty.com,

hbennet@starwood.com and jwarshaw@lnrpartners.com

Sincerely,

LNR PARTNERS, LLC

By:   /s/ Job Warshaw

Name: Job Warshaw

Title:   President

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601